Home Equity Loan-Backed Term Notes, GMACM Series 2000-CL1 Group 1
                             Payment Date 08/27/2001


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Servicing Certificate
Beginning Pool Balance                                     300,030,856.86
Beginning PFA                                                        0.00
Ending Pool Balance                                        291,588,555.02
Ending PFA Balance                                                      -
Principal Collections                                        7,360,069.77
Principal Draws                                                         -
Net Principal Collections                                    7,360,069.77

Current Month Repurchases - Units                                    1.00
Current Month Repurchases - Dollars                             23,919.80

Active Loan Count                                                  11,222

Interest Collections                                         3,696,845.41

Weighted Average Net Loan Rate                                  15.42803%
Substitution Adjustment Amount                                       0.00

            Beginning              Ending                                                  Interest   Security      Note
Term Notes   Balance              Balance          Factor     Principal      Interest     Shortfalls      %         Rate
----------   -------              -------          ------     ---------      ---------    ----------      -         ----
Class A-1      80,418,368.27      70,904,065.68    0.5100865 9,514,302.59      290,628.63        0.00   0.22020    3.94%
Class A-2      23,853,000.00      23,853,000.00    1.0000000         0.00      145,900.85        0.00  0.074078    7.34%
Class A-3      66,581,000.00      66,581,000.00    1.0000000         0.00      420,015.14        0.00  0.206773    7.57%
Class A-4      37,753,000.00      37,753,000.00    1.0000000         0.00      248,225.98        0.00  0.117245    7.89%
Class M        34,256,000.00      34,256,000.00    1.0000000         0.00      248,926.93        0.00  0.106385    8.72%
Class B        20,553,000.00      20,553,000.00    1.0000000         0.00      154,147.50        0.00  0.063829    9.00%

Certificates                                                            -

Beginning Overcollateralization Amount                      36,616,488.59
Overcollateralization Amount Increase (Decrease)             1,072,000.75
Outstanding Overcollateralization Amount                    37,688,489.34
Overcollateralization Target Amount                         39,393,617.02

Credit Enhancement Draw Amount                                       0.00
Unreimbursed Prior Draws                                             0.00


                                                                                                Number      Percent
                                                                  Balance                      of Loans    of Balance
Delinquent Loans (30 Days)                                   6,140,587.45                        246         2.11%
Delinquent Loans (60 Days)                                   3,013,837.58                        123         1.03%
Delinquent Loans (90+ Days) (1)                              4,687,210.59                        185         1.61%
Foreclosed Loans                                                        -                         0          0.00%
REO                                                                     -                         0          0.00%

(1) 90+ Figures Include Foreclosures and REO and Bankruptcy

                                                                               Percent
                                                   Liquidation To-Date        of Balance
Beginning Loss Amount                                        3,698,390.87
Current Month Loss Amount                                    1,082,232.07              0.36%
Current Month's Recoveries                                      12,117.03
Ending Loss Amount                                           4,768,505.91              1.59%

                                                      Special Hazard                            Fraud      Bankruptcy
Beginning Amount                                                     0.00                            0.00         0.00
Current Month Loss Amount                                            0.00                            0.00         0.00
Ending Amount                                                           -                               -            -

Liquidation Loss Distribution Amounts                                0.00
Extraordinary Event Losses                                           0.00
Excess Loss Amounts                                                  0.00

Capitalized Interest Account
Beginning Balance                                                    0.00
Initial Capitalized Interest Account Withdraw                        0.00
Withdraw relating to Collection Period                               0.00
Remaining CIA Balance Paid to GMACM                                  0.00
Interest Earned (Zero, Paid to Funding Account)                      0.00
                                                                     ----
Total Ending Balance as of Payment Date                              0.00
Interest earned for Collection Period                                0.00
Interest withdrawn related to prior Collection Period                0.00


Prefunding Account
Beginning Balance                                                    0.00
Additional Purchases during Revolving Period                         0.00
Excess of Draws over Principal Collections                           0.00
                                                                     ----
Remaining Pre-Funding Balance Paid to Noteholders                    0.00
Total Ending Balance as of Payment Date                              0.00
Interest earned for Collection Period                                0.00
Interest withdrawn related to prior Collection Period                0.00

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